SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 27, 2013

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The response to this item is set forth in Item 2.03 below and is by this reference incorporated herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 27, 2013, Varian Medical Systems, Inc. (the “Company”) replaced its $300 million revolving credit facility with the revolving credit facility described under Item 2.03 below, terminating the Credit Agreement entered into as of April 27, 2012 by and between the Company and Bank of America, N.A. (“BofA”) (the “Prior Credit Facility”), and repaying in full the approximately $148 million then-outstanding principal balance, plus accrued interest and fees. BofA is a Lender and the Administrative Agent, Swing Line Lender and L/C Issuer (as such terms are defined in the Credit Agreement (as defined in Item 2.03 below)) with respect to the credit facility described under Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 27, 2013, Varian Medical Systems, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with certain lenders party thereto from time to time (collectively, the “Lenders”), BofA, as administrative agent for the Lenders (the “Agent”), swing line lender and l/c issuer. Under the Credit Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Sumitomo Mitsui Banking Corporation (“Sumitomo”) and Wells Fargo Bank, National Association (“Wells Fargo”) are joint lead arrangers, Merrill Lynch is the sole bookrunner, and Sumitomo and Wells Fargo are co-syndication agents and co-documentation agents. The Credit Agreement provides for (i) a five-year term loan facility in an aggregate principal amount of up to $500 million (the “Term Loan Facility”) and (ii) a five-year revolving credit facility in an aggregate principal amount of up to $300 million (the “Revolving Credit Facility” and, collectively with the Term Loan Facility, the “Credit Facility”). The Revolving Credit Facility also includes a $50 million sub-facility for the issuance of letters of credit and permits swing line loans of up to $25 million. Under the Credit Agreement, the Company has the right to make (i) up to two requests to increase the aggregate commitments under the Term Loan Facility by an aggregate amount for all such requests of up to $100 million and (ii) up to three requests to increase the aggregate commitments under the Revolving Credit Facility by an aggregate amount for all such requests of up to $200 million, provided that, in each case, the Lenders are willing to provide such new or increased commitments and certain other conditions are met.

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The Credit Facility replaces the Prior Credit Facility. The Company borrowed $500 million under the Term Loan Facility on the effective date.

The Credit Facility is secured, subject to certain limitations on the amount secured, by a pledge of stock issued by certain of our present and future subsidiaries that are deemed to be material under the terms of the Credit Facility. All hedging or treasury management obligations entered into by the Company with a Lender are also secured by the stock pledges. As of August 27, 2013, the only subsidiary for which a stock pledge is required is Varian Medical Systems Nederland Holdings B.V., a direct, wholly-owned subsidiary of the Company that is incorporated under the laws of the Netherlands, and the Company has pledged 65% of the voting shares that it holds in that subsidiary. The Credit Agreement provides that certain material domestic subsidiaries must guaranty the Credit Facility, subject to certain limitations on the amount secured. However, as of August 27, 2013, no subsidiary guaranties were required to be executed under the Credit Agreement.

The proceeds of the Credit Facility will be used for working capital, capital expenditures, permitted Company share repurchases, permitted acquisitions and other lawful corporate purposes, as well as to satisfy the outstanding obligation under the Prior Credit Facility. The Credit Facility will expire, if not extended by mutual agreement of the Company, the Agent and the Lenders on August 27, 2018. Borrowings under the Term Loan Facility accrue interest either (i) based on a Eurodollar Rate, as defined in the Credit Agreement (the “Eurodollar Rate”), plus a margin of 1.00% to 1.25% based on a leverage ratio involving funded indebtedness and EBITDA (earnings before interest, tax and depreciation and amortization) (the “Leverage Ratio”) or (ii) based upon a base rate of (a) the federal funds rate plus 0.50%, (b) BofA’s announced prime rate, or (c) the Eurodollar Rate plus 1.00%, whichever is highest, plus a margin of 0.00% to 0.25% based on the Leverage Ratio, depending upon instructions from the Company to the Agent as to whether advances under the Term Loan Facility are to be based on the Eurodollar Rate or the base rate. Borrowings under the Revolving Credit Facility accrue interest either (i) based on the Eurodollar Rate plus a margin of 1.25% to 1.50% based on the Leverage Ratio or (ii) based upon a base rate of (a) the federal funds rate plus 0.50%, (b) BofA’s announced prime rate, or (c) the Eurodollar Rate plus 1.00%, whichever is highest, plus a margin of 0.25% to 0.50% based on the Leverage Ratio, depending upon instructions from the Company to the Agent as to whether advances under the Revolving Credit Facility are to be based on the Eurodollar Rate or the base rate.

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The Company also must pay a commitment fee on the unused portion of the Revolving Credit Facility at a rate from 0.15% to 0.275% based on the Leverage Ratio. The Company may prepay, reduce or terminate the commitments without penalty. Swing line loans under the Credit Facility will bear interest at the base rate plus the then applicable margin for base rate loans.

The Credit Agreement contains affirmative and negative covenants applicable to the Company and its subsidiaries that are typical for credit facilities of this type, and that are subject to materiality and other qualifications, carve-outs, baskets and exceptions. The covenants are similar to those in the Prior Credit Facility, and include covenants that restrict, subject to certain limitations, exceptions and qualifications, the Company’s and its subsidiaries’ ability to engage in certain actions, including restrictions on the granting of liens, making investments, providing guarantees by subsidiaries, engaging in mergers, consolidations or acquisitions, selling off or disposing of substantial assets, paying dividends to stockholders and repurchasing its stock. The Company has also agreed to maintain certain financial covenants including (i) a maximum consolidated leverage ratio, involving funded indebtedness and EBITDA (earnings before interest, tax and depreciation and amortization), and (ii) a minimum cash flow coverage ratio.

The Credit Agreement contains customary events of default that entitle the Agent and the Lenders to cause any or all of the Company’s indebtedness under the Credit Facility to become immediately due and payable, including failure to pay any principal when due and payable, failure to pay interest within three business days after due, failure to comply with any covenant, representation or condition of any loan document or swap contract, any change of control, cross-defaults to other agreements, material monetary judgments that remain unstayed, and certain other events as set forth in the Credit Agreement, with grace periods in some cases.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name: Title:	John W. Kuo Corporate Senior Vice President, General Counsel and Corporate Secretary

Dated: August 27, 2013

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